UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and is not to be incorporated by reference into any filing by eBay Inc. (the "Company"), under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

eBay Inc. is adjusting its fourth quarter and full year 2014 financial results from those previously reported on January 21, 2015 reflecting a reduction in income tax expense of $87 million. Subsequent to our earnings release on January 21, 2015 and in connection with our Form 10-K review procedures, we adjusted our income tax accounting related to an intercompany transaction that occurred in December 2014. We initially measured the income tax benefits associated with the intercompany transaction for the year ended December 31, 2014 to be lower than our final conclusion to be reflected in our Form 10-K. The financial impact of this adjustment increases eBay's fourth quarter 2014 GAAP net income from $936 million to $1,023 million and changes full year GAAP net loss of $41 million to GAAP net income of $46 million. The adjustment does not impact our previously reported net cash provided by (used in) operating, investing or financing activities or our non-GAAP results determined in accordance with our non-GAAP definitions described below.

The tables below set forth the Company’s summary financial results and summary cash flows for the fourth quarter and full year 2014, as reported on January 21, 2015 and as adjusted. In addition, we are providing adjusted tables reconciling the Company's non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP effective tax rate to their respective GAAP measures. The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the U.S. Securities and Exchange Commission on February 5, 2015, will reflect these adjustments.

The tables below also include the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission ("SEC"): non-GAAP net income, non-GAAP income per diluted share, and non-GAAP effective tax rate. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Non-GAAP Measures of Financial Performance” and “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” below.

eBay Inc.
Summary Unaudited Condensed Consolidated Statement of Income

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	As previously reported	Adjustments	As adjusted	As previously reported	Adjustments	As adjusted
	(In millions, except per share amounts)

Income from operations	$1,061		$1,061	$3,514		$3,514
Interest and other, net	(7)		(7)	17		17
Income before income taxes	1,054		1,054	3,531		3,531
Provision for income taxes	(118)	87	(31)	(3,572)	87	(3,485)
Net income (loss)	$936	$87	$1,023	$(41)	$87	$46
Net income (loss) per share:
Basic	$0.76	$0.07	$0.83	$(0.03)	$0.07	$0.04
Diluted	$0.75	$0.07	$0.82	$(0.03)	$0.07	$0.04
Weighted average shares:
Basic	1,230		1,230	1,251		1,251
Diluted	1,241		1,241	1,251	11	1,262

eBay Inc.
Summary Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	As previously reported	Adjustments	As adjusted	As previously reported	Adjustments	As adjusted
	(In millions)
Cash flows from operating activities:
Net income (loss)	$936	$87	$1,023	$(41)	$87	$46
Adjustments:
Provision for transaction and loan losses	273		273	958		958
Depreciation and amortization	370		370	1,490		1,490
Stock-based compensation	187		187	675		675
Gain on sale of equity investments	—		—	—		—
Deferred income taxes	(101)	(87)	(188)	2,895	(87)	2,808
Changes in assets and liabilities, net of acquisition effects	(24)		(24)	(300)		(300)
Net cash provided by operating activities	1,641		1,641	5,677		5,677
Net cash provided by (used in) investing activities	1,072		1,072	(2,673)		(2,673)
Net cash provided by (used in) financing activities	(1,065)		(1,065)	(1,022)		(1,022)
Effect of exchange rate changes on cash and cash equivalents	(110)		(110)	(148)		(148)
Net (decrease) increase in cash and cash equivalents	1,538		1,538	1,834		1,834
Cash and cash equivalents at beginning of period	4,790		4,790	4,494		4,494
Cash and cash equivalents at end of period	$6,328		$6,328	$6,328		$6,328

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP effective tax rate.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of the non-GAAP measures included in this Report on Form 8-K can be found in the tables below.
These non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, the Company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, significant gains or losses from the disposal/acquisition of a business, certain effects of the planned separation of our eBay and PayPal business, certain gains and losses on investments, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the Company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the Company.
The Company excludes the following items from non-GAAP net income, non-GAAP net income per diluted share and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes is dependent on the Company's stock price and the timing and size of exercises by employees of their stock options and the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the Company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The Company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The Company also excludes certain gains and losses on investments. The Company excludes the impact of the accretion of a note receivable associated with the disposal of certain businesses. The Company excludes these items because management does not believe they correlate to the ongoing operating results of the Company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The Company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the Company’s core operating results.  These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future.  The Company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results.
Separation. These are significant expenses that are related to the planned separation of our eBay and PayPal businesses into separate publicly traded companies. These consist primarily of third-party consulting fees, legal fees, employee retention payments and other expenses incurred to complete the separation.
Tax effect of non-GAAP adjustments. This amount is used to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	As previously reported	Adjustments	As adjusted	As previously reported	Adjustments	As adjusted
	(In millions, except percentages)
GAAP income before income taxes	$1,054		$1,054	$3,531		$3,531
GAAP provision for income taxes	(118)	87	(31)	(3,572)	87	(3,485)
GAAP net income	$936	$87	$1,023	$(41)	$87	$46
Non-GAAP adjustments to net income:
Non-GAAP operating income adjustments (see table above)	300		300	1,090		1,090
Accretion of note receivable	—		—	—		—
Gain on investment	—		—	—		—
Amortization of intangibles of investments	—		—	4		4
Gain on sale of investment	—		—	—		—
Other significant gains, losses or charges	14		14	3,050		3,050
Tax effect of non-GAAP adjustments	(136)	(87)	(223)	(374)	(87)	(461)
Non-GAAP net income	$1,114		$1,114	$3,729		$3,729

Diluted net income per share:
GAAP	$0.75	$0.07	$0.82	$(0.03)	$0.07	$0.04
Non-GAAP	$0.90		$0.90	$2.95		$2.95
Shares used in GAAP diluted net income (loss) per-share calculation	1,241		1,241	1,251	11	1,262
Shares used in non-GAAP diluted net income per-share calculation	1,241		1,241	1,262		1,262

GAAP effective tax rate	11%	(8)%	3%	101%	(2)%	99%
Tax effect of non-GAAP adjustments to net income	8%	8%	16%	(81)%	2%	(79)%
Non-GAAP effective tax rate	19%		19%	20%		20%

Presentation

All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: February 5, 2015	/s/ Michael R. Jacobson
Michael R. Jacobson
Title: Senior Vice President, Legal Affairs,
General Counsel and Secretary